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                                                                   EXHIBIT 10.11


                               SECURITY AGREEMENT

         IT IS HEREBY AGREED as of the 26th day of July, 1995, by and between TRUSTED INFORMATION SYSTEMS, INC., a Maryland corporation (the "Grantor"), Stephen T. Walker, individually and Mercantile-Safe Deposit and Trust Company, a Maryland banking institution (hereinafter referred to as the "Bank"), as follows:

         1.      Recitals.

                 1.1 Bank has agreed to land to Grantor an amount totalling One Million Eight Hundred Thousand Dollars ($1,800,000.00) (the "Loan"), upon the terms and conditions set forth in the Construction Loan Agreement (the "Loan Agreement") between the Grantor and the Bank of even date herewith and being evidenced by a $1,800,000 Construction Loan Promissory Note executed by the Grantor (the "Note").

                 1.2 Pursuant to the Loan Agreement, and as security required by the Bank for the repayment of the Loan, Grantor has agreed to grant a security interest to the Bank in all of that property described in Exhibit A attached hereto and made a part hereof (collectively, the "Collateral").

                 1.3 Grantors and Bank hereby desire to set forth their agreement regarding the pledge of the above-described Collateral as security for the Loan.

         2.      Grant.

                 2.1 As security for payment of the Loan, together with interest charges and expenses, if any, incurred by Bank in enforcing this Agreement, including reasonable attorneys' fees, for the payment of all other indebtedness now or hereafter owing by Grantor to Bank, and the performance by Grantor of the covenants, warranties and agreements contained herein, in the Loan Agreement and other Loan Documents (as defined in the Loan Agreement) and in any other present or future agreements between Bank and Grantor, Grantor hereby grants to the Bank a security interest in the above-described Collateral, together with all accessories, attachments, additions, substitutions and replacements therefor, and including any proceeds thereof, whether
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in the possession and control of Grantor or not and whether now owned or hereafter acquired (collectively, the "Collateral").

                 2.2 In the event of a default by Grantor in the payment of any indebtedness secured by this Agreement, or in the performance of any covenant, warranty or obligation hereunder or under any of the other Loan Documents, the Grantor authorizes and grants a power of attorney to Bank to sell, assign or otherwise convey all of Grantor's interest in any of the Collateral, in any commercially reasonable manner and to apply the proceeds of such sale, assignment or conveyance to the payment of all sums owed by Grantor to the Bank.

         3. Warranties. Grantor represents and warrants as follows, all of which representations and warranties shall be deemed to have been reiterated as of the date of making of any loan under the Loan Agreement, and all of which shall survive any applicable closings:

                 3.1 Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and the nature of Grantor's business does not require qualification to do business in any other state.

                 3.2 The execution, delivery and performance hereof are within Grantor's powers, have been duly authorized, are not in contravention of the terms of Grantor's articles of incorporation, bylaws or other governing documents, or of any indenture, agreement or undertaking to which Grantor is a party, or with respect to which it has assumed or undertaken the obligations of a party, or by which it is bound.

                 3.3 The Grantor is or (as to Collateral to be acquired after the date hereof) will be the owner of the Collateral, free from any and all liens or encumbrances, and no financing statement or lien of any kind covering any Collateral or any proceeds thereof, is or will be on file in any public office, and it will keep and maintain the Collateral free. and clear of all other claims, encumbrances, charges and liens, except as provided herein and in the Loan Agreement,


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except for liens in favor of the Bank, and except for real estate taxes and public charges, which shall be paid before they become interest bearing.

                 3.4 The Collateral owned by the Grantor will at all times be located and used at the following location: 3060 Washington Road, Glenwood, Maryland 21738, or at the locations listed on Schedule I attached hereto. Grantor shall not remove or permit to be removed any Collateral owned by it from such location without the prior written consent of Bank, except inventory sold in the normal course of business.

                 3.5 Grantor will keep and maintain all Collateral in good order, repair, and working condition.

                 3.6 Grantor will keep its books and accounts in accordance with generally accepted accounting principles and, from time to time, at Bank's request, will permit Bank to examine and make extracts from its books and records, including corporate records. Unless in the hands of an accountant whose name and address Grantor has supplied to the Bank, the books and records of the Grantor with regard to the Collateral will at all times be kept at the location specified above and will not be moved without the prior written approval of Bank.

                 3.7 All information furnished to Bank concerning the Grantor for the purpose of obtaining credit or a continuation of such credit is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as its completeness may be necessary to give Bank a true and accurate knowledge of the subject matter, and any adverse change in the Grantor's business or financial condition from the date such information was furnished until all obligations of Grantor to Bank have been paid in full, shall be immediately disclosed to Bank.

                 3.8 There is not now pending or, to the knowledge of Grantor or any of its officers, are there threatened or contemplated against Grantor, its subsidiaries (if any) or against any of the assets of Grantor or its subsidiaries (if any), including the Collateral, any actions at





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law, suits in equity, mechanic's liens, which suits, if decided against the
Grantor, would have a materially adverse affect on the financial condition of such Grantor.

                 3.9 The Grantor will not sell, exchange, assign, loan, deliver, lease, mortgage or otherwise dispose of the Collateral without the written consent of the Bank, except for inventory sold in the normal course of business and except as provided in the Loan Agreement.

         4. Covenants. Grantor covenants and agrees with Bank as follows, all of which covenants and agreements shall be deemed to have been reiterated as of the date of making of any loan under the Loan Agreement, and all of which shall survive any applicable closings:

                 4.1 At Grantor's own cost and expense, it will maintain insurance on the Collateral at all times against such hazards, with such companies, in such amounts and in such form as shall be acceptable to Bank, and the insurance policies shall be endorsed to make the same payable first to the Bank, as its interests may appear. In the event of any loss thereunder, the carriers named therein are hereby directed by Grantor to make payment for such loss to the Bank and not to Grantor and Bank jointly. If any insurance losses be paid by check, draft or other instrument payable to Grantor and the Bank jointly, Bank may endorse the name of Grantor thereon and do such other things as it may deem desirable in order to reduce the same to cash. All loss recoveries received by the Bank upon any insurance may be applied and credited by Bank at its discretion to the indebtedness hereunder, or to any other amounts owing from Grantor to Bank; provided, however, that before applying or crediting any such loss recoveries, Bank shall consult with the Grantor, and, unless the Bank determines in its sole discretion that its security for the Loan would be impaired thereby, shall follow the recommendation of the Grantor as to the proper application of such funds.

                 4.2 If Grantor fails to keep any Collateral free and clear of all encumbrances, liens and charges, except as herein provided, or to pay tax or public charges thereon, to keep the Collateral in good order or repair, or fully insured as herein required, then Bank, at its discretion,





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may discharge such encumbrances, liens or charges, or pay such taxes or other public charges or procure and maintain such insurance or make such repairs as it may deem advisable. All sums of money thus expended, and all other monies paid by Bank to protect its interest in the collateral shall be repayable by Grantor to Bank on demand, and if not so repaid, shall be added to the outstanding amount of Grantor's debt to Bank, bear interest at the highest prevailing rate under the Note (as defined in the Loan Agreement) and be secured hereby.

                 4.3 Grantor will execute and deliver to Bank, from time to time, upon demand, any supplemental agreements, statements, assignments and transfers or instruments or documents relating to the Collateral, and such other instruments as Bank may request in order that Bank's security interest in the Collateral, and any proceeds derived therefrom, may be and continue perfected.

                 4.4 Grantor will notify Bank immediately upon the occurrence of any Event of Default set forth in Section 8 below.

         5. Further Agreements. Grantor shall not sell, lease or encumber any item of the Collateral without the prior written consent and release of Bank, except inventory sold in the normal course of business.

         6. Further Security. Grantor agrees that the security interest of Bank in other equipment, inventory, fixtures and other goods of Grantor under any other present or future agreements between Bank and Grantor, is also (or will be) security for Grantor's obligations hereunder and under the other Loan Documents and for payment of the Loan.

         7. Inspection. Bank, its agents and its employees, shall have the right during the ordinary business hours of Grantor to enter into the business premises of Grantor or any other premises upon which Collateral is located to inspect the Collateral. In order to facilitate this inspection, Grantor shall deliver to Bank at Bank's request a list of the location of each and every item of Collateral.





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         8.      Default.  Grantor shall be in default under this Agreement and under all supplemental agreements and assignments executed by Grantor to Bank upon the happening of any of the following Events of Default:

                 8.1 Default by the Grantor in the payment when due (and after any applicable grace period) of any installment of principal and interest due under the Loan Agreement or any of the Notes referred to therein.

                 8.2 Default in the performance of any obligation, covenant, representation or agreement contained or referred to herein. Provided, however, that in the event of a default or a breach in the covenants or warranties contained in Sections 3.1, 3.2, 3.6 and 4.3, the Bank shall provide written notice to the Grantor of such breach or default and the Grantor shall have ten (10) calendar days from the date of receipt of such notice to cure the applicable breach or default.

                 8.3 The loss, substantial damage or destruction of any of the Collateral, unless such loss, damage or destruction was covered by the insurance required hereunder.

                 8.4 Discovery by Bank that any representation or warranty made herein or in any supplemental security agreement, or assignment, or any other writing connected with this transaction (including the Loan Documents) or with any other indebtedness of Grantor to Bank whether now existing or hereafter contracted or acquired, was at the time of making thereof false, misleading or untrue in any respect deemed by Bank to be material.

                 8.5 Discovery by the Bank that any representation or warranty made herein or in any supplemental security agreement, or assignment, or any other writing connected with this transaction (including the Loan Documents) or with any other indebtedness of Grantor to Bank whether now existing or hereafter contracted or acquired has, subsequent to the date of making thereof become false, misleading or untrue in any respect deemed by Bank to be material, and continuance of such default for a period of thirty (30) days after the Bank has given written





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notice thereof to the Grantor in the manner provided in Section 13 hereof, specifying such default and requiring the sane to be remedied.

                 8.6 Grantor becomes insolvent, unable to pay its debts as they mature, discontinues business operations, commits an act of bankruptcy, makes an assignment for creditors, files a petition under any of the bankruptcy laws, is adjudicated bankrupt, petitions or applies to any court for any receiver or trustee for it, or commences any insolvency or other proceeding for the relief of debtors, either under any law now or hereafter in force for dissolution or liquidation, or if any of the above actions or proceedings whatsoever is commenced against the Grantor and either remains undismissed for forty-five (45) days or the Grantor indicates consent to, approval of or acquiescence in the same.

                 8.7 The occurrence of any default (together with the expiration of any applicable grace period) or Event of Default specified in any of the other Loan Documents.

         8.8 Grantor's failure to give Bank notice of any and all Events of Default set forth herein.

         9. Remedies. If Grantor shall be in default, as set forth herein, Bank at any time then or thereafter, in its discretion may:

                 9.1 Lawfully enter any of Grantor's premises or other premises on which the Collateral is located and lawfully remove the Collateral to such place as Bank may deem advisable, or require Grantor to make any or all such Collateral available at such place as Bank may direct, and upon ten (10) days notice by registered or certified mail to Grantor, sell the Collateral, or any part thereof, at public auction, in one or more sales, at such price or prices, and upon such terms either for cash, credit or future delivery, as Bank may elect, and at any such public sale or sales Bank may bid for and become the purchaser of any or all such Collateral and/or upon five (5) days notice by registered or certified mail to Grantor of the date and details of such sale or sales, sell the Collateral, or any part thereof, at private sale or sales, at any time or





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place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery as Bank may elect, and/or foreclose its security interest in the Collateral in any way permitted by law.

                 9.2 The proceeds of such sales or collections may be applied by the Bank, at its discretion, in any order it deems advisable to interest, principal or other charges (including reasonable attorneys' fees and all reasonable costs and expenses incurred by the Bank in connection with this Agreement). In connection with the notices given of such sales, it is agreed that in all instances, five (5) days notice by registered or certified mail is reasonable notice.

                 9.3 The Bank may enforce its security interest hereunder either alternately or concurrently with its rights under other agreements between it and Grantor and shall have the full right to realize upon all available collateral, collecting on the same or instituting proceedings in connection therewith, until the Bank has received payment in full of all amounts owing to it under all of its agreements with Grantor, including principal, interest, costs and expenses. Any surplus remaining after payment in full of all indebtedness of Grantor to the Bank, shall be paid by the Bank to Grantor along with the reassignment or release of any remaining Collateral.

                 9.4 If all or any part of the Collateral at any time consists of inventory, accounts, or chattel paper, (a) the Bank may at any time and from time to time after the occurrence of an Event of Default hereunder, and the Grantor hereby irrevocably appoints the Bank as its attorney-in-fact (which appointment is coupled with an-interest), with power of substitution, in the name of the Bank or in the name of the Grantor or otherwise, for the use and benefit of the Bank, but at the cost and expense of the Grantor and without notice to the Grantor, (i) notify the account debtors obligated on any of the Collateral to make payments thereon directly to the Bank, and to take control of the cash and non-cash proceeds of any such Collateral; (ii) charge to any banking account of the Grantor with the Bank (or any of its affiliates) any checks, drafts, cash or other remittances in payment or on account of payment of





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such inventory, accounts or chattel paper and the cash proceeds of any returned goods, the sale or lease of which gave rise to an account or chattel paper (all of the foregoing are hereinafter collectively referred to as "Items of Payment") credited to any account of Grantor with the Bank or any of its affiliates which is dishonored by the drawee or maker thereof; (iii) compromise, extend, or renew any of the Collateral or deal with the same as it may deem advisable; (iv) release, make exchanges or substitutions for, or surrender all or any part of the Collateral; (v) remove from the Grantor's place of business all books, records, ledger sheets, correspondence, invoices, and documents relating to or evidencing any of the Collateral or, without cost or expense to the Bank, make such use of the Grantor's place(s) of business as may be reasonably necessary to administer, control, and collect the Collateral;
(vi) repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any account debtor; (vii) demand, collect, receipt for, and give renewals, extensions, discharges, and releases of any of the Collateral; (viii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (ix) settle, renew, extend, compromise, compound, exchange, or adjust claims with respect to any of the Collateral or any legal proceedings brought with respect thereto;
(x) endorse the name of the Grantor upon any Items of Payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor; and (xi) receive and open all mail addressed to the Grantor and, if an Event of Default exists hereunder, notify postal authorities to change the address for the delivery of mail to the Grantor to such address as the Bank may designate; and (b) the Grantor will (i) make no material change to the terms of any sale or lease of inventory or of any account or chattel paper without the prior written permission of the Bank; (ii) on demand, make available in form acceptable to the Bank shipping documents and deliver receipts evidencing the shipment of goods which gave rise to the sale or lease of inventory or of an account or chattel paper, completion certificates, or other proof of the satisfactory performance of services which gave rise to the sale or lease of inventory or of an





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account or chattel paper, copies of the invoices arising out of the sale or lease of inventory or for an account, and the Grantor's copy of any written contract or order from which the sale or lease of inventory, an account, or chattel paper arose; and (iii) when requested regularly advise the Bank whenever an account debtor returns or refuses to retain any goods, the sale or lease of which gave rise to an account or chattel paper, and of any delay in delivery or performance, or claims made, in regard to any sale or lease of inventory, account, or chattel paper, and will comply with any instructions which the Bank may give regarding the sale or other disposition of such returns.

                 9.5 If the Grantor fails to perform, observe, or comply with any of the conditions, terms, or covenants contained in this Agreement, the Bank, without notice to or demand upon the Grantor and without waiving or releasing any of the Grantor's obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter perform such conditions, terms, or covenants for the account and at the expense of the Grantor, and may enter upon any place of business or other premises of the Grantor for that purpose and take all such action thereon as the Bank may consider necessary or appropriate for such purpose. All sums paid or advanced by the Bank in connection with the foregoing and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith (collectively, the "Expense Payments") together with interest thereon at a per annum rate of interest which is equal to the then highest rate of interest charged under the Note (as defined in the Loan Agreement) from the date of payment until repaid in full, shall be paid by the Grantor to the Bank on demand and shall constitute and become a part of the obligations secured hereby.

         10. Waiver. No waiver of any power, privilege, right or remedy (hereinafter collectively referred to as "Rights") hereunder shall be effective unless in writing. No delay on the part of the Bank in exercising any Rights, hereunder, or under any other instrument executed





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by any party in connection with the transaction (including the Loan Documents)
shall operate as a waiver thereof, and no single or partial exercise of any such Rights shall preclude other or further exercise thereof, or the exercise of any other Rights. Waiver by the Bank of any default by the Grantor or any other party shall not constitute a waiver of any subsequent defaults, but shall be restricted to the default so waived. If any provision or part of any provision of this Agreement shall be contrary to any law which the Bank might seek to apply or enforce, or should otherwise be defective, the other provisions, or parts of such provisions, of this Agreement shall not be affected thereby, but shall continue in full force and effect. All Rights of the Bank hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all Rights given hereunder or in or by any other instruments or any laws now existing or hereafter enacted.

         11. Expenses. Grantor shall pay all reasonable expenses and costs of any nature whatsoever incurred by the Bank in connection with this Agreement including, but not limited to, all filing fees and recording costs, stamp taxes, and reasonable attorneys' fees. The Grantor further agrees to pay any reasonable attorneys' fees incurred in the collection of or enforcement of this Agreement, any of the other Loan Documents and any and all supplemental security agreements and lease assignments executed and delivered by Grantor to the Bank.

         12. Assigns. This Agreement shall apply and inure to the benefit of and bind Grantor and the Bank and their respective successors and assigns.

         13. Notices. All notices, requests and demands upon the respective parties hereto shall be deemed to have been given or made when delivered against hand receipt or two (2) business days after deposit in the United States mail, postage prepaid, or one (1) business day after deposit with a nationally recognized overnight delivery service, and addressed as follows:





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                                  If to the Grantor:
                                  -----------------

                                  Trusted Information Systems, Inc.
                                  3060 Washington Road
                                  Glenwood, Maryland 21738
                                  Attention: Stephen T. Walker


                                  With Copies to:

                                  David A. Carney, Esquire
                                  Reese & Carney
                                  10715 Charter Drive
                                  Columbia, MD 21044


                                  If to the Bank:
                                  --------------

                                  Mercantile-Safe Deposit and Trust Company
                                  Two Hopkins Plaza
                                  Baltimore, Maryland 21201
                                  Attention: Robert C. Barclay


                                  With copies to:

                                  Kevin J. Davidson, Esquire
                                  Gallagher, Evelius & Jones
                                  Park Charles - Suite 400
                                  218 North Charles Street
                                  Baltimore, Maryland 21201

or to such other address and addresses with respect of any party as such party shall notify the others in writing.

         14. Termination. This Agreement and the Grantor's assignment of rights hereunder shall terminate when all obligations of the Grantor to the Bank have been paid in full.





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         IN WITNESS WHEREOF, the Grantor has executed this Agreement as of the date first above written.

WITNESS:                              GRANTOR:

                                      TRUSTED INFORMATION SYSTEMS, INC.



/s/ Laurence B. Raber                 By:      /s/ Stephen T. Walker   (SEAL)
- ---------------------------              ------------------------------
                                         Stephen T. Walker,
                                         President





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                                   EXHIBIT A
All inventory, accounts receivable, book debts, notes, acceptances, drafts, contracts, contract rights, choses in action, chattel paper, leases, instruments, accounts and general intangibles arising out of or in connection with the operation of the Grantor's businesses generally and/or located at Grantor's business office located at 3060 Washington Road, Glenwood, Howard County, Maryland.